================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A

                                 CURRENT REPORT
                                 --------------


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 1996
       -------------------------------------------------------------------


                         Commission File Number 0-22580
                         ------------------------------


                                    JPE, INC.
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of Incorporation)


                                   38-2958730
                        (IRS Employer Identification No.)


                 900 Victors Way, Suite 140, Ann Arbor, MI 48108
               (Address of principal executive offices, including
                                    zip code)


                                 (313) 662-2323
              (Registrant's telephone number, including area code)

================================================================================

                                   FORM 8-K/A


                                 AMENDMENT NO. 1


         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated as of December 23, 1996 and filed with the Securities and Exchange Commission on January 6, 1997, as set forth in the pages attached hereto:

     1.  Cover  page

     2.  Item 7 Financial Statements, Pro Forma Financial Information and
         Exhibits

         (a) FINANCIAL STATEMENTS OF PEBRA INC.

             Report of Independent Auditors for 1995, 1994 and 1993 Non-Consolidated Balance Sheets at December 31, 1995,
               1994 and 1993
             Non-Consolidated  Statements of Operations and Retained
               Earnings for the years ended  December 31, 1995, 1994
               and 1993
             Non-Consolidated Statements of Changes in Financial
               Position for the years ended December 31, 1995, 1994
               and 1993
             Notes to Non-Consolidated  Financial Statements for the
               year Ended  December 31, 1995

         (b) PRO FORMA FINANCIAL INFORMATION

             Pro forma condensed consolidated Balance Sheet as of
               September 30, 1996 (Unaudited)
             Pro forma condensed consolidated Statement of Income
               for the nine months ended September 30, 1996 (Unaudited)
             Pro forma condensed consolidated Statement of Income
               for the year ended December 31, 1995 (Unaudited)
             Notes to unaudited pro forma condensed consolidated
               Financial Statements

         (c) EXHIBITS

             23     Consent of Price Waterhouse, Chartered Accountants

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    JPE, INC.


Dated:  March 6, 1997               By:   /s/  James J. Fahrner
                                        -------------------------
                                         James J. Fahrner
                                         Vice President and
                                         Chief Financial Officer

Item 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

         (A)      FINANCIAL STATEMENTS

         The following are the historical financial statements for Pebra Inc. on a non-consolidated basis. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and in Canadian dollars. Management believes there are no material differences between Canadian and United States accounting principles. The financial statements have also been presented on a non-consolidated basis because the subsidiaries of Pebra Inc. were not acquired by JPE, Inc.

PRICE WATERHOUSE        Canada Trust Centre, Suite 900  Telephone (519) 579 6300
Chartered Accountants   55 King Street West             Fax (519) 579 8701
                        Kitchener, Ontario N2G 4W1


March 15, 1996, except as to Note 14
which is as of February 6, 1997


Auditors' Report


To the Directors of
Pebra Inc.


We have audited the non-consolidated balance sheet of Pebra Inc. as at December 31, 1995 and the non-consolidated statements of operations and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles except that they are prepared on a non-consolidated basis as explained in Note 2.


/s/ Price Waterhouse

Chartered Accountants

PRICE WATERHOUSE        Canada Trust Centre, Suite 900  Telephone (519) 579 6300
Chartered Accountants   55 King Street West             Fax (519) 579 8701
                        Kitchener, Ontario N2G 4W1



March 10, 1995, except as to Note 14
which is as of February 6, 1997


Auditors' Report


To the Directors of
Pebra Inc.


We have audited the non-consolidated balance sheet of Pebra Inc. as at December 31, 1994 and the non-consolidated statements of operations and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 1994 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles except that they are prepared on a non-consolidated basis as explained in Note 2.



/s/ Price Waterhouse

Chartered Accountants

PRICE WATERHOUSE        Canada Trust Centre, Suite 900  Telephone (519) 579 6300
Chartered Accountants   55 King Street West             Fax (519) 579 8701
                        Kitchener, Ontario N2G 4W1



March 11, 1994, except as to Note 14
which is as of February 6, 1997


Auditors' Report


To the Directors of
Pebra Inc.


We have examined the non-consolidated balance sheet of Pebra Inc. as at December 31, 1993 and the non-consolidated statements of income and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 1993 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles except that they are prepared on a non-consolidated basis as explained in Note 2.


/s/ Price Waterhouse

Chartered Accountants

PEBRA INC.

NON-CONSOLIDATED BALANCE SHEET

                                                   December 31
                                                   -----------
                                      1995             1994             1993
                                      ----             ----             ----

ASSETS

Current assets
   Accounts receivable ........  $10,653,720       $10,198,204      $ 6,294,508
   Inventory (Note 3) .........   11,477,874         8,753,297        7,198,034
   Prepaid expenses ...........      179,784           273,105          132,625
   Income taxes recoverable ...      519,000         1,593,960              --
   Notes receivable ...........          --            406,152              --
                                 -----------       -----------      -----------

                                  22,830,378        21,224,718       13,625,167

Notes receivable ..............          --            206,151              --
Deferred tooling costs ........      192,661           351,800              --
Investments and advances,
  at cost (Note 4) ............      182,407         1,825,981          272,548
Fixed assets (Note 5) .........   28,622,350        27,452,965       23,120,296
                                 -----------       -----------      -----------

                                 $51,827,796       $51,061,615      $37,018,011
                                 ===========       ===========      ===========

LIABILITIES

Current liabilities
   Bank indebtedness ..........  $   806,613       $ 2,017,716      $ 2,831,823
   Bank operating loans
     (Note 6) .................   10,307,500         7,629,000              --
   Accounts payable and
     accrued liabilities ......   12,929,681        13,738,701        8,754,209
   Due to related party .......          --            784,714              --
   Due to parent corporation ..    1,274,204         1,134,627          134,410
   Current portion of long-
     term debt ................    2,870,884         2,043,874        1,223,358
   Income taxes payable .......          --                --            90,417
                                 -----------       -----------      -----------

                                  28,188,882        27,348,632       13,034,217

Long-term debt (Note 7) .......   12,520,000         6,559,301        3,739,006

Deferred income taxes .........    1,151,000         1,754,700        2,054,700


SHAREHOLDERS' EQUITY

Stated capital (Note 8) .......   13,430,000        13,430,000       13,430,000
(Deficit) retained earnings ...   (3,462,086)        1,968,982        4,760,088
                                 ------------      -----------      -----------

                                   9,967,914        15,398,982       18,190,088
                                 -----------       -----------      -----------

                                 $51,827,796       $51,061,615      $37,018,011
                                 ===========       ===========      ===========


PEBRA INC.

NON-CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                              Year ended December 31
                                              ----------------------
                                     1995              1994             1993
                                     ----              ----             ----

Sales .........................  $91,024,187       $77,016,422      $56,928,058

Cost of goods sold ............   83,652,340        68,458,499       47,898,106
                                 -----------       -----------      -----------

Gross profit ..................    7,371,847         8,557,923        9,029,952

Selling and administrative
  expenses ....................   10,998,957        11,618,543        8,522,576
                                 -----------       -----------      -----------

Income (loss) from operations .   (3,627,110)       (3,060,620)         507,376

Other income
   Other ......................       25,928            39,182          119,071
   Foreign exchange gain ......      460,521            76,432          436,603
                                 -----------       -----------      -----------

Income (loss) before income
  taxes and other items .......   (3,140,661)       (2,945,006)       1,063,050

Write-down of investment in
  and advances to Polytech
  Coatings Limited (Note 13) ..   (3,165,393)              --               --
Write-down of notes receivable      (512,303)              --               --
                                 -----------       -----------      -----------

Income (loss) before income
  taxes .......................   (6,818,357)       (2,945,006)       1,063,050

Income taxes (recovery)
   Current ....................     (783,589)         (853,900)         778,077
   Deferred ...................     (603,700)         (300,000)        (403,200)
                                 -----------       -----------      -----------

                                  (1,387,289)       (1,153,900)         374,877
                                 -----------       -----------      -----------

Net income (loss) for the
  year ........................   (5,431,068)       (1,791,106)         688,173

Retained earnings, beginning
  of the year .................    1,968,982         4,760,088        4,071,915
Dividends paid                           --         (1,000,000)             --
                                 -----------       -----------      -----------

(Deficit) retained earnings,
  end of year .................  $(3,462,086)      $ 1,968,982      $ 4,760,088
                                 ============      ===========      ===========


PEBRA INC.

NON-CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                                                 Year ended December 31
                                                 ----------------------
                                            1995           1994         1993
                                            ----           ----         ----
Cash provided by (used in)
 operating activities
   Net income (loss) for the year     $ (5,431,068)   $ (1,791,106)  $  688,173
   Items not requiring cash
     Depreciation                        4,714,567       5,042,782    4,546,793
     Gain on disposal of fixed assets      (12,420)        (39,182)    (119,071)
     Write-down of investment in and
      advances to Polytech Coatings
      Limited                            3,165,393             --           --
     Write-down of notes receivable        512,303             --           --
     Deferred income taxes                (603,700)       (300,000)    (403,200)
   Changes in non-cash operating items
     Accounts receivable                  (455,516)     (3,903,696)    (250,769)
     Inventory                          (2,724,577)     (1,555,263)  (1,541,773)
     Prepaid expenses                       93,321        (140,480)      56,726
     Income taxes                        1,074,960      (1,684,377)    (378,499)
     Accounts payable and accrued
      liabilities                         (809,020)      4,984,492    4,528,495
     Due to related party                 (784,714)        784,714          --
     Due to parent corporation             139,577       1,000,217   (5,376,179)
                                      ------------    ------------   -----------

                                        (1,120,894)      2,398,101    1,750,696
                                      ------------    ------------   ----------
Cash provided by (used in)
 investment activities
   Notes receivable                        100,000        (612,303)         --
   Deferred tooling costs                  159,139        (351,800)         --
   Fixed asset additions                (6,620,228)     (9,465,888)  (8,158,724)
   Proceeds on disposal of
    fixed assets                           748,696         129,619      138,052
   Advances to subsidiaries             (1,521,819)     (1,553,433)    (126,920)
   Dividends paid                              --       (1,000,000)         --
                                      ------------    ------------   ----------

                                        (7,134,212)    (12,853,805)  (8,147,592)
                                      ------------    ------------   ----------

Cash provided by (used in)
 financing activities
   Bank operating loans                  2,678,500       1,486,808          --
   Proceeds of long-term debt           15,600,000       4,864,169    3,346,168
   Principal repayments on
    long-term debt                      (8,812,291)     (1,223,358)         --
                                      ------------    ------------   ----------

                                         9,466,209       5,127,619    3,346,168
                                      ------------    ------------   ----------

Increase (decrease) in cash
 during the year                         1,211,103      (5,328,085)  (3,050,728)

(Bank indebtedness) cash,
 beginning of year                      (2,017,716)      3,310,369      218,905
                                     -------------    ------------   ----------

Bank indebtedness, end of year          $ (806,613)   $ (2,017,716) $(2,831,823)
                                         ==========   ============  ===========



PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995


1.   BASIS OF PRESENTATION

     These financial statements are presented on the going-concern basis which assumes the realization of assets and liquidation of liabilities in the normal course of business.

     The Company's shareholder, Pebra GmbH Paul Braun, has been placed in bankruptcy and as a result is currently searching for a purchaser of the Company's business

     The application of the going-concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING FOR INVESTMENT IN SUBSIDIARIES
     The Corporation has prepared these non-consolidated financial statements for tax filing purposes. These financial statements are prepared in accordance with generally accepted accounting principles except that they are prepared on a non-consolidated basis.

     The Corporation carries its investment in its wholly-owned subsidiary, Pebra U.S. Inc. and its 60% owned subsidiary, Polytech Coatings Limited at cost (see Note 13).

     INVENTORY
     Inventory is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

     TOOLING CONTRACTS
     The costs and billings for tooling contracts are accumulated until the project is complete, at which time the income is recognized. Provision for loss is made for all projects expected to yield losses when completed.

     DEFERRED TOOLING COSTS
     Deferred tooling costs are amortized over the life of the related contracts.

     FIXED ASSETS
     Fixed  assets  are  stated  at  cost.   Depreciation  is  calculated  on  a
     straight-line basis over the estimated useful lives of the assets as follows:

     Buildings                                -    20 years
     Production machinery                     -    5-10 years
     Computer equipment and furniture         -    3-15 years
     Automobiles                              -    3 years

PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995

3.   INVENTORY

                                           1995           1994          1993
                                           ----           ----          ----

     Raw materials and packaging
      materials ....................   $ 4,258,013     $3,080,074    $2,256,030
     Work-in-progress ..............     1,382,448      1,442,300     1,064,228
     Finished goods ................     3,527,101      3,106,025     2,103,307
     Tooling, net of prepayments
      of $15,503,009 (1994 -
      $7,648,656; 1993 - $1,378,664)     2,310,312      1,124,898     1,774,469
                                       -----------     ----------    ----------
                                       $11,477,874     $8,753,297    $7,198,034
                                       ===========     ===========   ==========


4.   INVESTMENTS

                                            1995           1994          1993
                                            ----           ----          ----
     Investments

     Pebra U.S. Inc. ...............      $ 12,600     $   12,600      $ 12,600
     Polytech Coatings
      Limited (Note 13) ............           --         803,767           --
                                          --------     ----------      --------
                                            12,600        816,367        12,600

     Advances

     Pebra U.S. Inc. ...............       169,807        209,614       259,948
     Polytech Coatings
       Limited (Note 13) ...........           --         800,000           --
                                          --------     ----------      --------
                                           169,807      1,009,614       259,948
                                          --------     ----------      --------

                                          $182,407     $1,825,981      $272,548
                                          ========     ==========      ========

PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995


5.   FIXED ASSETS

                                                                               Accumulated                      Net
                                                                     Cost      Depreciation      1995          1994          1993
                                                                     ----      ------------      ----          ----          ----

Land .........................................................   $ 1,139,579   $      --     $ 1,139,579   $ 1,139,579   $ 1,139,579
Buildings ....................................................     7,479,449     2,642,627     4,836,822     4,872,948     4,952,417
Production machinery .........................................    50,409,604    28,282,405    22,127,199    19,730,547    14,604,971
Computer equipment
 and furniture ...............................................     2,528,744     2,164,900       363,844       412,510       337,527
Automobiles ..................................................       296,559       263,879        32,680        73,431       143,854
Construction-in-
 progress ....................................................       122,226          --         122,226     1,223,950     1,941,948
                                                                 -----------   -----------   -----------   -----------   -----------

                                                                 $61,976,161   $33,353,811   $28,622,350   $27,452,965   $23,120,296
                                                                 ===========   ===========   ===========   ===========   ===========



PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995


6.   BANK OPERATING LOANS

     An agreement with a Canadian chartered bank provides for aggregate borrowing of up to $9,000,000 for general operating requirements and $4,000,000 to finance tooling inventory and receivables. As of December 31, 1995, $8,300,000 was outstanding under the general operating line and $2,007,500 was outstanding under the tooling operating line. As security for the loan the Corporation executed a general assignment of book debts, and a general security agreement incorporating a fixed charge on all equipment valued in excess of $50,000 and floating charge on all other equipment.

7.   LONG-TERM DEBT

                                             1995         1994         1993
                                              ----         ----         ----
     Non-revolving term debt:

      Repayable in monthly installments
      of $20,000, bearing interest of
      the bank's prime lending rate plus
      3/4% per annum, secured  by  a
      collateral mortgage of unspecified
      amount on the Kitchener plant.      $ 3,560,000   $      --    $      --

      Repayable in monthly installments
      of $200,000, bearing interest of
      the bank's prime rate plus 3/4%
      per annum, secured by a collateral
      mortgage of unspecified amount on
      the Peterborough plant.               11,600,000          --           --

     Industrial Regional Development
     Program, term loan, interest-free        230,884      692,655    1,154,426

     Term loans, repaid during the year           --     7,910,520    3,807,938
                                          -----------   ----------    ----------
                                           15,390,884    8,603,175    4,962,364

     Less: Current portion                  2,870,884    2,043,874    1,223,358
                                          -----------   ----------   ----------

                                          $12,520,000   $6,559,301   $3,739,006
                                          ===========   ==========   ===========


     Long-term debt principal repayments are as follows:

     1996 .......................................................   $ 2,870,884
     1997 .......................................................     2,640,000
     1998 .......................................................     2,640,000
     1999 .......................................................     2,640,000
     2000 .......................................................     2,640,000
     Thereafter .................................................     1,960,000
                                                                    -----------
                                                                    $15,390,884
                                                                    ===========

     Interest incurred on long-term debt amounted to approximately $257,485 (1994 - $397,200; 1993 - $47,200).

     The Company is currently in violation of certain loan covenants. While the lendor has not waived its rights with respect to the covenants, the lendor is currently tolerating the conditions pending the potential sale of the Company.

PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1995


8.   STATED CAPITAL

                                          1995           1994           1993
                                          ----           ----           ----

     Authorized
       Unlimited number of
        Class A special shares
       Unlimited number of
        common shares
     Issued
       12,930,000 Class A
        special shares .............  $12,930,000    $12,930,000    $12,930,000
       500,000 common shares .......      500,000        500,000        500,000
                                      -----------    -----------    -----------
                                      $13,430,000    $13,430,000    $13,430,000
                                      ===========    ===========    ===========

9.   TRANSACTIONS WITH RELATED PARTIES

     The Company had the following related party transactions:

                                          1995           1994           1993
                                          ----           ----           ----

     Sales agency expenses .........   $2,071,641     $1,731,770       $709,851
     Royalty expense ...............          --         698,051        555,899
     Purchases of inventory
      and painting services ........    7,345,597      1,868,883        375,839


10.  PENSION PLANS

     The Company has a contributory defined benefit pension plan for executives. For each year of credited service, the normal retirement benefit will be 2% of the highest consecutive 5 year average pensionable earnings.

     In 1992, the Company established a contributory defined benefit pension plan for hourly employees.

     The actuarial present value of accrued pension obligations is estimated to be $1,562,000 (1994 - $1,456,000; 1993 - $1,148,000). The estimated value of pension fund assets is $826,800 (1994 - $639,300; 1993 - $483,000).


11.  SALES AND CUSTOMERS

     The Corporation's sales consists of the following:

                                          1995           1994           1993
                                          ----           ----           ----

     Parts .........................  $86,536,657    $69,995,797    $55,994,285
     Tooling .......................    4,487,530      7,020,625        933,773
                                      -----------    -----------    -----------
                                      $91,024,187    $77,016,422    $56,928,058
                                      ===========    ===========    ===========

     The majority of the Company's sales were to three customers.


12.  LEASE COMMITMENTS

     The Company has the following long-term lease commitments:

     1996 .........................................................   $ 115,000
     1997 .........................................................      32,000

PEBRA INC.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995


13.  SUBSEQUENT EVENT

     Subsequent to the year-end, a subsidiary of the Company, Polytech Coatings Limited (Polytech), was petitioned into bankruptcy by its bank. The Company previously relied on Polytech to paint certain parts, and now the Company has alternate painting locations and suppliers in order to ensure the uninterrupted delivery of completed products to its customers. The Company has written off its investment in and advances to Polytech.


14.  SUBSEQUENT EVENTS AND SALE OF ASSETS

     Effective September 20, 1996, the Company filed for Court protection under the Companies' Creditors Arrangement Act. Financial support for continuing operations was provided by The Bank of Nova Scotia and against security issued in 1995 to General Motors Corporation. On November 15, 1996 an Agreement of Purchase and Sale was signed between the Company and JPE, Inc. The agreement provided that inventory, accounts receivable balances not more than 90 days old, income tax receivable balances, fixed assets and prepaid expenses of the Company as at December 20, 1996 would be sold to JPE, Inc. The purchase price was as follows:

     Inventory                                   Book value at December  20,
                                                 1996 (before any  allowance
                                                 or reserves  for  obsolete,
                                                 slow   moving   or   excess
                                                 inventory) less $1,100,000

     Accounts receivable balances not
     more than 90 days old                       Book value at December 20, 1996

     Income tax and goods and
     services tax receivable balances            Book value at December 20, 1996

     Fixed assets                                $14,500,000

     Prepaid expenses                            $300,000

     Active operations by the Company ceased on December 20, 1996. The sale to JPE, Inc. was completed subsequent to December 20, 1996 and all existing bank indebtedness to The Bank of Nova Scotia was repaid. A shortfall is anticipated in amounts advanced by General Motors Corporation to finance operations subsequent to September 20, 1996. As a result, funds will not be available for payment of amounts owed to other creditors.

(B)  PRO FORMA FINANCIAL INFORMATION


                                    JPE, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements give effect to the following transactions, all of which are accounted for as purchases:

o Acquisition of substantially all of the assets used in the business of Pebra Inc. ("Pebra") on December 23, 1996 for an aggregate of Cdn. $29.7 (U.S. $21.7) paid in the form of cash.

o Acquisition of all of the issued and outstanding shares of capital stock of Plastic Trim, Inc. ("PTI") on March 31, 1995 for an aggregate purchase price of $40.7 million paid in the form of cash.

o Acquisition of all of the assets used in the business of Key Manufacturing Group Limited Partnership ("KMGLP") (now known as Industrial & Automotive Fasteners, Inc. ("IAF")) from KMGLP and TTD Management, Inc. on February 28, 1995 for an aggregate purchase price of $25.6 million paid in the form of cash and a note payable to KMGLP.

The pro forma condensed consolidated balance sheet at September 30, 1996 reflects the acquisition of Pebra as if it had been completed on September 30, 1996. The pro forma condensed consolidated statement of income for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect the acquisitions as if they had been completed as of January 1, 1995. Nine months of Pebra's 1996 earnings are included in a separate column of the statement of income for the nine months ended September 30, 1996. Twelve months of Pebra's 1995 earnings are included in a separate column of the statement of income for the year ended December 31, 1995.

IAF's January and February 1995 earnings and PTI's earnings for the three months ended March 31, 1995 are combined in a separate column of the statement of income for the year ended December 31, 1995. Ten months of IAF's 1995 earnings and nine months of PTI's 1995 earnings are included in JPE's historical statement of income for the year ended December 31, 1995.

The pro forma data do not purport to be indicative of the results which would actually have been reported if these transactions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of JPE and Pebra and the related notes to such financial statements.

(B)  PRO FORMA FINANCIAL INFORMATION

                                    JPE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                   (UNAUDITED)
                             (amounts in thousands)

                                                       Pro Forma     Pro Forma
                                JPE, Inc.  Pebra      Adjustments  Consolidated
                                ---------  -----      -----------  ------------
ASSETS

Current assets:
Cash and cash equivalents      $    681        --         --         $    681
Accounts receivable, net         28,792    $ 5,653        --           34,445
Inventory                        33,681      5,887    $  (331)(d)      39,237
Other current assets              2,682        726        --            3,408
                               --------    -------    -------        --------
  Total current assets           65,836     12,266       (331)         77,771

Property, plant & equipment,
 net                             53,733     19,905     (4,634)(h)      69,004
Goodwill                         27,351        --         --           27,351
Other assets                      1,388        150        (43)(b)       1,495
                               --------    -------    -------        --------
  Total assets                 $148,308    $32,321    $(5,008)       $175,621
                               ========    =======    ========       ========


LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt                     --     $ 7,869    $    669 (c)   $  8,538
Current portion of
 long-term debt                $    107      2,022      (1,802)(c)        327
Accounts payable                 19,158     12,286     (12,286)(a)     19,158
Accrued liabilities               4,947        --        1,769 (g)      6,716
Income taxes payable                --         --          --              --
                               --------    -------    --------       --------
  Total current liabilities      24,212     22,177     (11,650)        34,739


Accrued liabilities               1,147        --          495 (f)      1,642
Long-term debt, non-current      84,443      7,736       8,555 (c)    100,734
Deferred income taxes             2,251        --          --           2,251
                               --------    -------    --------       --------
  Total liabilities             112,053     29,913      (2,600)       139,366


Shareholders' Equity:
Common stock                     27,921     10,459     (10,459)(e)     27,921
Retained earnings                 8,334     (8,051)      8,051 (e)      8,334
                               --------    -------    --------       --------
  Total shareholders' equity     36,255      2,408      (2,408)        36,255
                               --------    -------    --------       --------


  Total liabilities &
    shareholders' equity       $148,308    $32,321    $ (5,008)      $175,621
                               ========    =======    =========      ========



                        See notes to unaudited pro forma
                  condensed consolidated financial statements.

                                    JPE, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
                    (amounts in thousands, except share data)


                                                       Pebra
                                                      Pro Forma     Pro Forma
                                JPE        Pebra     Adjustments   Consolidated
                                ---        -----     -----------   ------------

Net sales                     $153,732    $50,052      $4,004 (a)   $207,788

Cost of goods sold             126,589     50,514      (1,446)(b)    175,657
                              --------    -------      ------       --------

   Gross profit (loss)          27,143       (462)      5,450         32,131

Charge for impairment of
 goodwill                        4,300        --          --           4,300

Selling, general &
 administrative expenses        18,667      4,586      (1,351)(c)     21,902
                              --------    --------     ------       ---------

   Operating profit (loss)       4,176      (5,048)     6,801          5,929

Non-operating expenses             --         (425)       --            (425)(f)

Interest expense                (5,252)       (845)      (205)(d)     (6,302)
                              --------    --------     ------       --------

Income (loss) before
 income taxes                   (1,076)     (6,318)     6,596           (798)

Income taxes (benefit)              36        (830)       930 (e)        136
                              --------    --------     ------        --------

   Net income (loss)          $ (1,112)   $ (5,488)    $5,666        $  (934)
                              ========    ========     ======        =======

Earnings (loss) per share      $(0.24)                                $(0.20)
                               ======                                 ======

Weighted average shares
  outstanding                    4,585                                 4,585
                                 =====                                 =====




                        See notes to unaudited pro forma
                  condensed consolidated financial statements.

                                    JPE, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDING DECEMBER 31, 1995
                                   (UNAUDITED)
                    (amounts in thousands, except share data)



                                                               IAF                  IAF and PTI        Pebra
                                                               and                   Pro Forma        Pro Forma     Pro Forma
                                                 JPE           PTI        Pebra     Adjustments      Adjustments   Consolidated
                                                 ---           ---        -----     -----------      -----------   ------------

Net sales .................................   $ 169,202    $  21,083    $  66,485    $    --         $ 5,769 (e)     $ 262,539

Cost of goods sold ........................     134,156       17,178       60,745          (85)(a)    (2,036)(f)       209,958
                                              ---------    ---------    ---------    ---------       ---------       ---------

  Gross profit ............................      35,046        3,905        5,740           85           7,805          52,581

Selling, general &
 administrative expenses ..................      21,591        1,650        6,693          (33)(b)      (1,806)(g)      28,095
                                              ---------    ---------    ---------    ---------       ---------       ---------

  Operating profit ........................      13,455        2,255         (953)         118           9,611          24,486

Non-operating expenses ....................        --           --         (2,686)        --              --            (2,686)(j)

Interest expense ..........................      (6,226)        (287)      (1,340)        (876)(c)         (59)(h)      (8,788)
                                              ---------    ---------    ---------    ---------       ---------       ---------

Income before income
 taxes ....................................       7,229        1,968       (4,979)        (758)          9,552          13,012

Income taxes (benefit) ....................       2,780         --         (1,013)         466 (d)       2,659 (i)       4,892
                                              ---------    ---------    ---------    ---------       ---------       ---------

  Net income ..............................   $   4,449    $   1,968    $  (3,966)   $  (1,224)      $   6,893       $   8,120
                                              =========    =========    =========    =========       =========       =========

Earnings per share ........................   $    1.09                                                              $    1.98
                                              =========                                                              =========

Weighted average shares
 outstanding ..............................       4,092                                                                  4,092
                                              =========                                                              =========



                        See notes to unaudited pro forma
                  condensed consolidated financial statements.

                          JPE, INC., IAF, PTI AND PEBRA
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


A.   PRO FORMA BALANCE SHEET ADJUSTMENTS

     The following adjustments were made to arrive at the pro forma condensed consolidated balance sheet.

     a.   Eliminate accounts payable that were not assumed by JPE.

     b.   Eliminate investment in subsidiary not acquired by JPE.

     c.   Reflects   additional   debt   required   for  the   acquisition   and
          reclassifying current and long-term portions.

     d.   Adjust inventory to properly reflect fair market value.

     e.   Eliminate Pebra's stockholder equity.

     f.   Recording of unfunded pension obligation assumed in the purchase.

     g.   Recording of expenses related to the acquisition of Pebra.

     h. Increase fixed assets by $10,649 to reflect fair market value and then reduce fixed assets for the bargain element in the purchase of $15,283.

B. ADJUSTMENTS TO PRO FORMA STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     The following adjustments were made to arrive at the pro forma condensed consolidated statement of income:

     a. Adjusts sales revenue for the effect of a long-term supply agreement with a major customer.

     b. Reflects reduction in depreciation as result of the bargain purchase price.

     c.   Adjusts sales commission expense for the change in sales agencies.

     d. Recognition of additional interest expense booked on funds borrowed for the acquisition purchase price.

     e. Reflects provision for Canadian federal and provincial income taxes at an effective rate of 36%.

     f. The non-operating expense for Pebra Inc. in the nine months ended September 30, 1996 represents a loss on sale of assets.

                          JPE, INC., IAF, PTI AND PEBRA
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


C. ADJUSTMENTS TO PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1995

     The following adjustments were made to arrive at the pro forma condensed consolidated statement of income:

     a. Reflects change in depreciation resulting from differences in the values and depreciable lives of property, plant, and equipment. Also reflects the effect of change from LIFO to FIFO method of accounting for inventory.

     b.   Represents amortization of goodwill over 25 years. Includes adjustment
          of  certain   salaries,   bonuses  and  profit  sharing   calculation.
          Eliminates costs related to the sale of PTI.

     c. Elimination of JPE's interest income earned on funds used to finance the acquisitions, offset by interest expense recorded by PTI prior to the transaction which was repaid on the date of acquisition and recognition of JPE's interest expense on funds borrowed to finance the acquisitions.

     d. Reflects provision for income taxes at a combined federal and state tax rate of 38.5 percent at December 31, 1995.

     e. Adjusts sales revenue for the effect of a long-term supply agreement with a major customer.

     f. Reflects reduction in depreciation as result of the bargain purchase price.

     g.   Adjusts sales commission expense for the change in sales agencies.

     h. Recognition of additional interest expense booked on funds borrowed for the acquisition purchase price.

     i. Reflects provision for Canadian federal and provincial income taxes at an effective rate of 36%.

     j. The non-operating expense for the year ended December 31, 1995 represents the write-off of Pebra Inc.'s investment and advances to a 60% owned subsidiary that was petitioned into bankruptcy. This also includes the write-off of notes receivable from the 40% owners of this subsidiary.


D.   ADJUSTMENT TO STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1995

     KMGLP sold all of its fixed assets to TTD Management, Inc. for approximately $11 million in February 1995, prior to their sale to JPE. This resulted in a gain to IAF of approximately $4 million which is excluded from the statement of income for the year ended December 31, 1995.

                                INDEX TO EXHIBITS


Exhibit No.                           Exhibit
-----------                           -------

23                Consent of Price Waterhouse, Chartered Accountants